Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in their capacity as an officer of Southern Missouri Bancorp, Inc. (the “Company”) that the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2024 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: November 12, 2024	By:	/s/ Greg A. Steffens
Greg A. Steffens
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: November 12, 2024	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer
(Principal Financial Officer)
Date: November 12, 2024	By:	/s/ Stefan Chkautovich
Stefan Chkautovich
Executive Vice President & Chief Financial Officer (Principal Accounting Officer)